UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2018

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On June 20, 2018,Web.com Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Parker Private Holdings II LLC, a Delaware limited liability company (“Parent”), and Parker Private Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).
Merger Agreement
Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, each share of the Company’s common stock (“Company Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares held (1) by the Company, (2) by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of either the Company or Parent or (3) by stockholders of the Company who have validly exercised and perfected their appraisal rights under Delaware law) will be converted at the Effective Time into the right to receive $25.00 in cash, without interest and subject to any required tax withholding.
At the Effective Time, each award of options to purchase shares of Company Stock that is outstanding immediately prior to the Effective Time (a “Company Stock Option Award”), regardless of whether vested or unvested, will be cancelled in exchange for an amount in cash, without interest and less applicable tax withholdings, equal to the product of (i) the excess, if any, of (a) the Merger Consideration over (b) the exercise price per share of Company Stock underlying such Company Stock Option Award multiplied by (ii) the number of shares of Company Stock underlying such Company Stock Option Award. At the Effective Time, each Company Stock Option Award with an exercise price per share of Company Stock underlying such Company Stock Option Award equal to or greater than the Merger Consideration will be canceled and terminated without any cash payment being made in respect thereof.
At the Effective Time, each share of (i) Company Common Stock subject to time-based vesting restrictions (a “Company Restricted Share”) shall fully vest and shall be converted automatically into the right to receive the Merger Consideration and (ii) Company Common Stock subject to performance-based vesting restrictions (a “Company Performance Share”) shall vest (based on assumed achievement of 100% of the target level of performance-based vesting criteria in each and every performance year remaining) and shall be converted automatically into the right to receive the Merger Consideration.
At the Effective Time, each award of restricted stock units covering shares of Company Stock (a “Company RSU Award”), regardless of whether vested or unvested, will be cancelled in exchange for an amount in cash (without interest and subject to applicable tax withholdings), equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares of Company Stock underlying such Company RSU Award.
As of June 18, 2018, the Company had basic shares outstanding, inclusive of restricted share awards, of 49,778,916; restricted stock units of 226,438; performance share units of 385,001 and net common shares resulting from the exercise of in the money options at $25 per share of 1,738,871.
Parent and Merger Sub have provided customary equity commitment letters from investment funds affiliated with Siris Capital Group, LLC and have also obtained secured committed debt financing from Morgan Stanley Co. LLC, RBC Capital Markets and Macquarie Capital, which, combined with the cash on hand of the Company, will enable Parent and Merger Sub to consummate the Merger, to refinance any indebtedness required to be refinanced in connection with the consummation of the Merger and to pay all related fees and expenses. The Merger is not subject to a financing condition.
Consummation of the Merger is subject to customary closing conditions, including, without limitation, (i) the absence of certain legal impediments, (ii) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) any applicable waiting period imposed by foreign antitrust laws, and (iv) approval by the Company’s stockholders of the Merger (the “Company Stockholder Approval”).
Under the Merger Agreement, the Company has certain rights to facilitate competing acquisition proposals from the date of the Merger Agreement until August 5, 2018, as described below.

    During the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. New York time on August 5, 2018 (the “Go-Shop Period”), the Company may solicit, initiate, encourage and facilitate any competing acquisition proposal from third parties, participate in discussions and negotiations with such third parties regarding such competing acquisition proposals and provide nonpublic information to such third parties pursuant to an Acceptable Confidentiality Agreement (as defined in the Merger Agreement) with each such third party. Following expiration of the Go-Shop Period and until the earlier of the Effective Time of the Merger or termination of the Merger Agreement in accordance with its terms, the Company will be subject to customary “no-shop” restrictions on its ability to solicit, initiate, encourage and facilitate any competing acquisition proposals from third parties, participate in discussions and negotiations with such third parties regarding such competing acquisition proposals and provide nonpublic information to such third parties pursuant to an Acceptable Confidentiality Agreement with each such third party, except that the Company may continue solicitation of, or discussions or negotiations with, third parties engaged by the Company during the Go-Shop Period with whom a written acquisition proposal remains pending as of and following the expiration of the Go-Shop Period and which acquisition proposal the Company’s Board of Directors (the “Board”) determines in good faith, after consultation with outside counsel and its financial advisors, constitutes or could reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement) (each such third party, an “Excluded Party”). Following expiration of the Go-Shop Period, the Company is not permitted to solicit competing acquisition proposals from third parties or take certain other actions, provided that before the Company has obtained the Company Stockholder Approval, if the Company receives a written acquisition proposal from a third party, the Company may furnish information and provide access to such third party and participate in discussions or negotiations with such third party, subject to (i) the Board first determining in good faith (a) after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (b) after consultation with its financial advisor and outside legal counsel, that such proposal either constitutes, or could reasonably be expected to result in a Superior Proposal, and (ii) if the Company will provide nonpublic information, the Company provides any such nonpublic information to such third party pursuant to an Acceptable Confidentiality Agreement.
Prior to the Company obtaining the Company Stockholder Approval, the no-shop restrictions above are subject to a “fiduciary out” provision, which permits the Board, subject to the Company’s compliance with certain obligations described below, to change its recommendation to the Company’s stockholders regarding the Merger in connection with certain intervening events, or authorize or adopt an alternative acquisition agreement with respect to a competing acquisition proposal from a third party (each such action, a “Change in Company Board Recommendation”). With respect to certain Changes in Company Board Recommendation, the Board may take any such actions with respect to a competing acquisition proposal from a third party if the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such proposal constitutes a Superior Proposal and that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law. The Company would be permitted to enter an alternative acquisition agreement with respect to such Superior Proposal only if it terminated the Merger Agreement and paid certain fees owed to Parent as described further below. However, before the Board may make any Change in Company Board Recommendation or the Company may terminate the Merger Agreement in light of a Superior Proposal, the Company must comply with certain notice obligations with respect to Parent and negotiate with Parent in good faith to adjust the terms of the Merger Agreement and related documents as would permit the Board to determine that such Superior Proposal no longer constitutes a Superior Proposal.
The Merger Agreement contains certain termination rights for the Company and Parent. The Merger Agreement can be terminated by either Parent or the Company if (i) the Merger is not consummated on or before December 20, 2018 (the “Outside Date”), (ii) the Merger becomes subject to a final, non-appealable law or order restraining, enjoining, rendering illegal or otherwise prohibiting the Merger, or (iii) the Company Stockholder Approval is not obtained following a vote of stockholders taken thereon. In addition, the Merger Agreement includes the following termination rights:
•    If the Merger Agreement is terminated by either Parent or the Company in connection with the Company’s entry into a definitive agreement with respect to a Superior Proposal with an Excluded Party and such agreement is entered into by the Company no later than five business days following the end of the Go-Shop Period, then the Company will be required to pay Parent a termination fee equal to $13 million;

•    If the Merger Agreement is terminated (i) by Parent because the Board effects a Change in Company Board Recommendation, the Company fails to recommend the Merger and approval of the Merger Agreement by the stockholders of the Company, the Company enters into an agreement with respect to an alternative Acquisition Proposal, the Company fails to reject a third party tender offer to acquire the Company’s securities within ten business days of its commencement; or the Company materially breaches certain of its covenants under the Merger Agreement relating to the no-shop restrictions or regarding the stockholders meeting to approve the Merger; or (ii) by the Company in connection with the Company’s entry into a definitive agreement with respect to a Superior Proposal with an Excluded Party and such agreement is entered into by the Company more than five business days following the end of the Go-Shop Period, then the Company will be required to pay Parent a termination fee equal to $39.1 million;
•    If the Merger Agreement is terminated by the Company (i) because Parent or Acquisition Sub have breached their respective representations, warranties, covenants or other agreements in the Merger Agreement in certain circumstances and have failed to cure such breach within a certain period or (ii) because Parent has failed to consummate the Merger pursuant to the Merger Agreement notwithstanding the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to do so and certain notice of such failure from the Company to Parent, then Parent will be required to pay the Company a reverse termination fee equal to $78.2 million.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other and may apply contractual standards of materiality that are different from materiality under applicable securities laws. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that the Company delivered to Parent in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement, are modified in important part by the underlying disclosure schedules, and qualified as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 20, 2018, and effective on the same date, the board of directors of the Company amended the By-Laws of the Company (the "By-Law Amendment"). The By-Law Amendment adopts a forum selection provision providing that the sole and exclusive forum for certain proceedings relating to the Company will be a state court within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

The foregoing description is qualified in its entirety by reference to the full text of the Bylaw Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 8.01 Other Events

On June 21, 2018, Web.com and Siris Capital Group, LLC issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On June 21, 2018, representatives of Web.com utilized the “Frequently Asked Questions” document for employees and may continue to use it. A copy of the document is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On June 21, 2018, representatives of Web.com utilized the “Frequently Asked Questions” document for customers and may continue to use it. A copy of the document is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

On June 21, 2018, representatives of Web.com utilized the “Frequently Asked Questions” document for vendors and may continue to use it. A copy of the document is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

On June 21, 2018, a representative of Web.com sent an email to Web.com employees announcing the Merger Agreement. A copy of the email is attached hereto as Exhibit 99.5 and is incorporated herein by reference.

On June 21, 2018, a representative of Web.com sent an email to Web.com customers announcing the Merger Agreement. A copy of the email is attached hereto as Exhibit 99.6 and is incorporated herein by reference.

On June 21, 2018, a representative of Web.com sent an email to Web.com vendors announcing the Merger Agreement. A copy of the email is attached hereto as Exhibit 99.7 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                     Description

2.1	Agreement and Plan of Merger among Web.com Group, Inc., Parker Private Holdings II, LLC, and Parker Private Merger Sub Inc.*

3.1	Bylaws of Web.com Group, Inc., as amended and restated June 20, 2018.

99.1	Joint Press Release of Web.com Group, Inc. and Siris Capital Group, LLC dated June 21, 2018.

99.2                   Frequently Asked Questions for Web.com’s employees

99.3                   Frequently Asked Questions for Web.com’s customers

99.4                   Frequently Asked Questions for Web.com’s vendors

99.5	Email to Web.com’s employees, dated June 21, 2018.

99.6	Email to Web.com’s customers, dated June 21, 2018.

99.7	Email to Web.com’s vendors, dated June 21, 2018.

*Web.com has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. Web.com will furnish a copy of such omitted document to the SEC upon request.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and these include statements using the words such as will and expected, and similar statements. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of Web.com. Risks and uncertainties include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Web.com’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Web.com, and the receipt of certain governmental and regulatory approvals, (iii) the failure of Parent and Merger Sub to obtain the necessary financing pursuant to the arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement or otherwise, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (v) the effect of the announcement or pendency of the transaction on Web.com’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts current plans and operations of Web.com and potential difficulties in Web.com employee retention as a result of the transaction, (vii) risks related to diverting management’s attention from Web.com’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against Web.com or Parent or Merger Sub related to the merger agreement or the transaction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Web.com described in the “Risk Factors” section of Web.com’s Annual Report on Form 10-K for the year ended December 31, 2017, and in Web.com’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on February 23, 2018, and May 4, 2018, respectively, and other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at www.sec.gov and https://ir.web.com/financial-information/sec-filings. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Web.com assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Web.com does not give any assurance that it will achieve its expectations.

Additional Information and Where to Find It.

In connection with the proposed transaction, Web.com will be filing with the SEC a proxy statement (the “proxy statement”) and mail the proxy statement to its stockholders. INVESTORS AND SECURITY HOLDERS OF WEB.COM ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND OTHER RELEVANT DOCUMENTS, AND ANY RELATED AMENDMENTS OR SUPPLEMENTS, FILED WITH THE SEC CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WEB.COM, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents (when available) that Web.com files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Web.com will be available free of charge on Web.com’s website at https://ir.web.com/financial-information/sec-filings or by contacting Web.com’s Investor Relations Department at Ira.Berger@web.com.

Participants in the Solicitation

Web.com and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Web.com in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above when it is filed with the SEC. Additional information regarding Web.com’s directors and executive officers is also included in Web.com’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2018. These documents are available free of charge as described above.

No Offer or Solicitation

This communication is neither an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.
(Registrant)

Date: June 21, 2018
/s/ Matthew P. McClure
Matthew P. McClure, Secretary